UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	011-36259	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2018, the board of directors (the “Board”) of Nova Lifestyle, Inc., a Nevada corporation (the “Company”), approved an amendment to the Company’s amended and restated bylaws to reduce the quorum required for meetings of the Company’s shareholders from a majority to one-third of the stock of the Company issued, outstanding and entitled to vote at any such meetings, present in person or represented by proxy. The amendment became effective immediately.
The foregoing description is qualified in its entirety by reference to the First Amendment to the Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein.
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Exhibit Title or Description

3.1	First Amendment to the Amended and Restated Bylaws of Nova Lifestyle, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: February 28, 2018	By:	/s/ Thanh H. Lam
Thanh H. Lam
	Its:	Chairperson, President and Chief Executive Officer